EXHIBIT 32.1(a)

CERTIFICATION OF CO-PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18U.S.C. SECTION 1350

In connection with the Quarterly Report of Mobiquity Technologies, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2014 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Dean L. Julia, Co-Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ DEAN L. JULIA
DEAN L. JULIA
CO-PRINCIPAL EXECUTIVE OFFICER
Date: August 13, 2014

EXHIBIT 32.1(b)

CERTIFICATION OF CO-PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18U.S.C. SECTION 1350

In connection with the Quarterly Report of Mobiquity Technologies, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2014 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Michael D. Trepeta, Co-Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ MICHAEL D. TREPETA
MICHAEL D. TREPETA
CO-PRINCIPAL EXECUTIVE OFFICER
Date: August 13, 2014